                                                                   Exhibit 10.16

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL (WHICH MAY BE COMPANY COUNSEL) REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

                                WARRANT AGREEMENT

                  To Purchase Shares of the Preferred Stock of
                              Digitran Corporation
                          dated as of October 28, 1993

     WHEREAS, Digitran Corporation, a Delaware corporation (the "Company") has entered into a Forbearance Agreement dated as of October 28, 1993 (the "Agreement") with Comdisco, Inc., a Delaware corporation (the "Warrantholder"); and

     WHEREAS, the Company desires to grant to Warrantholder, in consideration for such Agreement, the right to purchase shares of its Preferred Stock;

     NOW, THEREFORE, in consideration of the Warrantholder executing and delivering such Agreement and in consideration of mutual covenants and agreements contained herein, the Company and Warrantholder certify and agree as follows:

     1. GRANT OF THE RIGHT TO PURCHASE SERIES D PREFERRED STOCK. For value received, the Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from the Company, 87,570 fully paid and non-assessable shares of the Company's Series D Preferred Stock ("Preferred Stock") at a purchase price of $.1733 per share (the "Exercise Price") . The number and purchase price of such shares are subject to adjustment as provided in Section 8 hereof.

     2. (a) TERM OF THE WARRANT AGREEMENT. Except as otherwise provided for herein, the term of this Warrant Agreement and the right to purchase Preferred Stock as granted herein shall commence on the date of execution hereof and shall be exercisable for a period of (i) ten (10) years after the date of execution hereof, or (ii) in accordance with paragraphs (b) or (c) below.

     (b) Notwithstanding the term of this Warrant Agreement fixed pursuant to
Section 2(a) above, the right to purchase Preferred Stock as granted herein shall expire, if not previously exercised immediately upon the closing of either of the following events:

     (i) the issuance and sale of shares of Common Stock of the Company in the Company's first

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          public offering of securities for its own account pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Initial Public Offering"), provided, however, that (A) the Initial Public Offering price of the Common Stock (upon conversion of the Preferred Stock) exceeds $3.00 per share; and (B) the Warrantholder would be entitled to participate in the Company's IPO pro rata with the other stockholders of the Company.

     (ii) a merger or consolidation of the Company with or into another corporation when the Company is not the surviving corporation, or the sale of all or substantially all of the Company's properties and assets to any other person (the "Merger") provided in which Warrantholder realizes a value for its shares equal to or greater than $2.00 per share.

     The Company shall notify the Warrantholder if the Initial Public Offering or Merger is proposed in accordance with the terms of Subsection 8(g) hereof, and if the Company fails to deliver such written notice, then notwithstanding anything to the contrary in this Warrant Agreement, the rights to purchase the Company's Preferred Stock shall not expire until the Company complies with such notice provisions. Such notice shall also contain such details of the proposed Initial Public Offering or Merger as are reasonable in the circumstances. If such closing does not take place, the Company shall promptly notify the Warrantholder that such proposed transaction has been terminated, and the Warrantholder may rescind any exercise of its purchase rights promptly after such notice of termination of the proposed transaction if the exercise of Warrants occurred after the Company notified the Warrantholder that the Initial Public Offering or Merger was proposed or if the exercise were otherwise precipitated by such proposed Initial Public Offering or Merger. In the event of such rescission, the Warrants will continue to be exercisable on the same terms and conditions contained herein.

     3. EXERCISE OF THE PURCHASE RIGHTS. The purchase rights set forth in this Warrant Agreement are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in
Section 2 above, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit I (the "Notice of Exercise"), duly completed and executed. Upon receipt of the Notice of Exercise and the payment of the purchase price in accordance with the terms set forth below, the Company shall issue to the Warrantholder a certificate for the number of shares of Preferred Stock purchased and shall execute the Notice of Exercise indicating the number of shares which remain subject to future purchases, if any.

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     Notwithstanding anything to the contrary contained in Section 2 above or this Section 3, the Warrantholder shall either (i) exercise all outstanding warrants by paying to the Company, by cash or check, an amount equal to the aggregate Warrant Price of the shares being purchased, or (ii) receive shares equal to the value (as determined below) of this Warrant by surrender of the Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to the Warrantholder a number of shares of Preferred computed using the following formula:

         X = Y(A-B)
             ------
              A

Where:   X = the number of shares of Preferred to be issued to
             the Warrantholder.

         Y = the number of shares of Preferred under this Warrant.

         A = the fair market value of one share of Common.

         B = Exercise Price.

     As used herein, current fair market value of Common Stock shall mean with respect to each share of Common Stock the average of the closing prices of the Company's Common Stock sold on all securities exchanges on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York City time, or, if on any day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked price on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the current fair market value of Common Stock is being determined and the 20 consecutive business days prior to such day. If at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the current fair market value of Preferred Stock shall be the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Preferred Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless (i) the Company shall become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the current fair market value of the Preferred Stock shall be deemed to be the value received by the holders of the Company's Series A Preferred Stock for each share of Series A Preferred Stock (or Common Stock if all such shares have been

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converted into Common Stock) pursuant to the Company's Acquisition; or (ii) the
Warrantholder shall purchase such shares in conjunction with the initial underwritten public offering of the Company's Common Stock pursuant to a registration statement filed under the Securities Act of 1933, in which case, the fair market value of the shares of stock subject to this Warrant shall be the price at which all registered shares are sold to the public in such offering.

     4.  RESERVATION OF SHARES.

     (a) Authorization and Reservation of Shares. During the term of this Warrant Agreement, the Company will at all times have authorized and reserved a sufficient number of shares of its Preferred Stock to provide for the exercise of the rights to purchase Preferred Stock as provided for herein.

     (b) Registration or Listing. If any shares of Preferred Stock required to be reserved for purposes of exercise of the Warrant Agreement hereunder require registration with or approval of any governmental authority under any Federal or State law (other than any registration under the Securities Act of 1933, as then in effect, or any similar Federal statute then enforced, or any state securities law, required by reason of any transfer involved in such conversion), or listing on any domestic securities exchange, before such shares may be issued upon conversion, the Company will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered, listed or approved for listing on such domestic securities exchange, as the case may be.

     5. NO FRACTIONAL SHARES OR SCRIP. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of the Warrantholder's rights to purchase Preferred Stock, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

     6. NO RIGHTS AS SHAREHOLDERS. This Warrant Agreement does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the exercise of the Warrantholder's rights to purchase Preferred Stock as provided for herein.

     7. WARRANTHOLDER REGISTRY. The Company shall maintain a registry showing the name and address of the registered holder of this Warrant Agreement.

     8. ADJUSTMENT RIGHTS. The purchase price per share and the number of shares of Preferred Stock purchasable hereunder are subject to adjustment from time to time, as follows:

     (a) Merger and Sale of Assets. If at any time there shall be a capital reorganization of the shares of the Company's stock (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), or a merger

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or consolidation of the Company with or into another corporation when the
Company is not the surviving corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive upon exercise of its rights to purchase Preferred Stock, the number of shares of Preferred Stock or other securities of the successor corporation resulting from such merger or consolidation, to which a holder of the Preferred Stock deliverable upon exercise of the right to purchase Preferred Stock hereunder would have been entitled in such capital reorganization, merger, consolidation or sale if the right to purchase such Preferred Stock hereunder had been exercised immediately prior to such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant Agreement with respect to the rights and interest of the Warrantholder after the reorganization, merger, consolidation or sale to the end that the provisions of this Warrant Agreement (including adjustments of the Exercise Price and number of shares of Preferred Stock purchasable pursuant to the terms and conditions of this Warrant Agreement) shall be applicable after that event, as near as reasonably may be, in relation to any shares deliverable after that event upon the exercise of the Warrantholder's rights to purchase Preferred Stock pursuant to this Warrant Agreement.

     (b) Reclassification of Shares. If the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Warrant Agreement exist into the same or a different number of securities of any other class or classes, this Warrant Agreement shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant Agreement immediately prior to such combination, reclassification, exchange, subdivision or other change.

     (c) Subdivision or Combination of Shares. If the Company at any time shall combine or subdivide its Preferred Stock, the Exercise Price shall be proportionately decreased in the case of a subdivision, or proportionately increased in the case of a combination.

     (d) Stock Dividends. If the Company at any time shall pay a dividend payable in, or make any other distribution (except any distribution specifically provided for in the foregoing subsections (a) or (b)) of the Company's stock, then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (i) the numerator of which shall be the total number of all shares

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of the Company's stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of all shares of the Company's stock outstanding immediately after such dividend or distribution. The Warrantholder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Preferred Stock (calculated to the nearest whole share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Preferred Stock issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

     (e) Issuance of Shares at Other Than Exercise Price. If the Company should issue shares of its stock or any other equity security at a price per share less than the Exercise Price in effect immediately prior to such issuance, then the Exercise Price shall be adjusted by dividing (i) the sum of (A) the total number of shares of the Company's stock outstanding immediately prior to such issuance multiplied by the then effective Exercise Price and (B) the value of the consideration received by the Company upon such issuance of such shares, by (ii) the total number of shares of the Company's stock outstanding immediately after such issuance. The Warrantholder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Preferred Stock (calculated to the nearest whole share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Preferred Stock issuable upon the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment. For the purposes of this paragraph (e), the issuance of securities convertible into or exercisable for the Preferred Stock shall be deemed the issuance of the number of shares of Preferred Stock into which such securities are convertible or for which such securities are exercisable, and the consideration received for such securities shall be deemed to include the minimum aggregate amount payable upon conversion or exercise of such securities. In the event the right to convert or exercise such securities expires unexercised, the Exercise Price of shares issuable upon the exercise hereof shall be readjusted accordingly.

     (f) Right to Purchase Additional Stock. If, for any reason, the total amount of Warrantholder's forbearance pursuant to the Forbearance Agreement should exceed $87,570, Warrantholder shall have the right to purchase from the Company, at the Exercise Price per share specified in Section 1 (which price may be subject to adjustment from time to time as provided for in this Section 8), an additional number of shares, which number shall be determined by (i) multiplying the amount by which the Warrantholder's total equipment cost exceeds $89,473 by 100%, and (ii) dividing the product thereof by the Exercise Price per share referenced above.

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     (g) Notice of Adjustments. In the event that: (i) the Company shall declare any dividend or distribution upon its stock, whether in cash, property, stock or other securities; (ii) the Company shall offer for subscription prorata to the holders of any class of its Preferred or other convertible stock any additional shares of stock of any class or other rights; (iii) there shall be any capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Company's assets; or (iv) there shall be any voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall send to the Warrantholder:

         (i) At least 20 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights (specifying the date on which the holders of Preferred Stock shall be entitled thereto) or for determining rights to vote in respect of such capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Company's assets, dissolution, liquidation or winding up; and

         (ii) In the case of any such capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Company's assets, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Preferred Stock shall be entitled to exchange their Preferred Stock for securities or other property deliverable upon such capital reorganization, reclassification, consolidation, merger or sale of all or substantially all of the Company's assets, dissolution, liquidation or winding up).

     Each such written notice shall set forth, in reasonable detail, (i) the event requiring the adjustment, (ii) the amount of the adjustment, (iii) the method by which such adjustment was calculated, (iv) the Exercise Price, and (v) the number of shares subject to purchase hereunder after giving effect to such adjustment, and shall be given by first class mail, postage prepaid, addressed to the Warrantholder, at the address as shown on the books of the Company.

     (h) Registration and Listing. The Company will take all such actions as may be necessary to assure that all shares of Preferred Stock issuable pursuant to this Warrant Agreement may be so issued without violation of any applicable law or regulation or any requirements of any domestic stock exchange (except for official notice of issuance, which will be immediately transmitted by the Company upon issuance) upon which shares of Preferred Stock or other shares of the same class may be listed. The Company will not take any action which will result in any adjustment of the number of shares of Preferred Stock issuable upon exercise of this Warrant Agreement if the total number of shares of Preferred Stock issuable after such action upon exercise of the Warrant Agreement then outstanding, together with the total number of shares of Preferred Stock then outstanding, would exceed the total number of shares of Preferred Stock then authorized and not reserved for any purpose other than the purpose of issue upon exercise of the Warrant Agreement.

     9.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

     (a) Reservation of Preferred Stock. The Preferred Stock issuable upon exercise of the Warrantholder's rights has been duly and validly reserved and, when issued in accordance with the provisions of this Warrant Agreement, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, however, that the Preferred Stock issuable pursuant to this Warrant Agreement may be subject to restrictions on transfer under state and/or Federal securities laws. The Company has made available to the Warrantholder true, correct and complete copies of its Articles of Incorporation and By-Laws, as amended, and minutes of all Board of Directors (including all committees of the Board of Directors, if any) and Shareholder meetings from the Company's inception through May 16, 1991. The issuance of certificates for shares of Preferred Stock upon exercise of the Warrant Agreement shall be made without charge to the Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Preferred Stock; provided that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved and the issuance and delivery of any certificate in a name other than that of the Warrantholder. The Company will not close its books against the transfer of the Warrant Agreement or of any share of Preferred Stock issued or issuable upon exercise of the Warrant and any agreement in any manner which interferes with the timely exercise of the Warrant.

     (b) Due Authority. The execution and delivery by the Company of the Agreement, and this Warrant Agreement and the performance of all obligations of the Company thereunder and hereunder, including the issuance to Warrantholder of the right to acquire the shares of Preferred Stock set forth in Section 1 above (which number of shares may be from time to time adjusted pursuant to the terms of Section 8 above) have been duly authorized by all necessary corporate action on the part of the Company, and the Agreement and this Warrant Agreement are not inconsistent with the Company's Certificate of Incorporation or By-Laws, do not contravene any law or governmental rule, regulation or order applicable to it, do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound, and the Agreement and this Warrant Agreement constitute legal, valid and binding agreements of the Company, enforceable in accordance with their respective terms.

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     (c) Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, Federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant Agreement.

     (d) Litigation. There are no actions, suits, audits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company in any court or before any governmental commission, board or authority which, if adversely determined, will have a material adverse effect on the ability of the Company to perform its obligations under the Agreement and this Warrant Agreement.

     (e) Subsidiaries or Affiliates. The Company has no subsidiaries or affiliated companies and does not otherwise own or control, directly or indirectly, any other corporation, association or business entity.

     (f) Issued Securities. All issued and outstanding shares of Common Stock, Preferred Stock or any other securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of Common Stock, Preferred Stock and any other securities were issued in full compliance with all Federal and state securities laws. In addition:

            (i) The authorized capital of the Company consists of (A) 21,266,667 shares of Common Stock, of which 2,887,320 shares are issued and outstanding, (B) 1,400,000 shares of Series A Preferred Stock are authorized for issuance of which 1,400,000 are outstanding, (C) 3,600,000 shares of Series B Preferred Stock are authorized for issuance of which 3,516,600 are outstanding, and (D) 8,333,333 shares of Series C Preferred Stock are authorized for issuance of which 8,329,526 are outstanding. All of the outstanding Preferred Stock is convertible into Common Stock on a share for share basis.

           (ii) The Company has reserved (A) 1,792,665 shares of Common Stock for issuance under its Stock Option Plan, under which 1,374,175 options are outstanding except for the warrant granted to Silicon Valley Bank to purchase 83,333 shares of Common Stock; and Comdisco, Inc. to purchase 67,200 shares of Preferred Stock at a price of $1.00, subject to appropriate anti-dilution rights. There are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company's capital stock or other securities of the Company.

          (iii) In accordance with the Company's Articles of Incorporation, no shareholder of the Company has preemptive

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     rights to purchase new issuances of the Company's capital
     stock.

     (g) Financial Statements. The Company has delivered to the Warrantholder its audited consolidated financial statements for its fiscal year ended December 31, 1992, together with the report thereon of its independent public accountants, and its unaudited Balance Sheet and Statement of Income for the twelve (12) month period ending December 31, 1993 (the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The condition and operating results of the Company as of the dates and during the periods indicated therein are true and correct in all material aspects, subject as to the Balance Sheet and Statement of Income for the twelve (12) month period then ending December 31, 1993 to normal year-end audit adjustments. Since December 31, 1993, there has been no change in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements other than changes in the ordinary course of business which have not been, individually or in the aggregate, materially adverse.

     The Company shall deliver to the Warrantholder (i) within one hundred twenty (120) days after the end of the Company's fiscal year, statements of income for such fiscal year, a consolidated balance sheet of the Company as of the end of such year and consolidated statement of the sources and application of funds for such year, which year-end financial reports shall be in reasonable detail and certified by independent public accountants of nationally recognized standing selected by the Company, and (ii) within forty-five (45) days after the end of each fiscal quarter other than the last fiscal quarter, unaudited consolidated statements of income and sources and application of funds for such quarter and a consolidated balance sheet as of the end of such quarter.

     (h) Contingent and Absolute Liabilities. The Company has no material liabilities or obligations, absolute or contingent except the liabilities and obligations of the Company as set forth in the Financial Statements and liabilities and obligations which have occurred in the ordinary course of business, and which have not been materially adverse.

     (i) Licenses, Patents and Copyrights. To the best of the Company's knowledge, the Company owns, possesses, has access to, or can become licensed on reasonable terms under, all patents, patent applications, trademarks, trade names, inventions, franchises, licenses, permits, computer software and copyrights necessary for the operation of its business as now conducted, with no known infringement of, or conflict with, the rights of others.

     (j) Employee Contracts. To the best of the Company's knowledge, no employee of the Company is in violation of any material term of any employment contract, patent disclosure agreement or any other contract or agreement relating to the relationship of any such employee with the Company or any prior employer because of the nature of the business conducted by the Company.

     (k) Insurance. The Company has in full force and effect insurance policies, with extended coverage, insuring the Company and its property and business against such losses and risks, and in such amounts, as are customary for corporations engaged in a similar business and similarly situated and as otherwise may be required pursuant to the terms of any other contract or agreement.

     (1) Other Commitments to Register Securities. Except for those rights granted in the Second Investor Rights Agreement dated April 15, 1991, and those rights granted in the Warrant Purchase Agreement dated August 14, 1990, and those rights granted in this Warrant Agreement, the Company is not, pursuant to the terms of any other agreement currently in existence, under any obligation to register under the 1933 Act, any of its presently outstanding securities or any of its securities which may hereafter be issued.

     (m) Exempt Transaction. Subject to the accuracy of the Warrantholder's representations in Section 10 hereof, the issuance of the Preferred Stock upon exercise of the Warrantholder's right to purchase such Preferred Stock will constitute transactions exempt from (i) the registration requirements of Section 5 of the 1933 Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the Delaware Corporate Securities Law.

     (n) Compliance with Rule 144. At the written request of the Warrantholder, who proposes to sell Preferred Stock issuable upon the exercise of the Warrant in compliance with Rule 144 promulgated by the Securities and Exchange Commission under the 1933 Act, the Company shall furnish to the Warrantholder, within ten days after receipt of such request, a written statement confirming the Company's compliance with the filing requirements of the Securities and Exchange Commission as set forth in such Rule, as such Rule may be amended from time to time.

     (o) No Events of Default, Material Contracts. All material contracts, agreements and instruments to which the Company is a party are in full force and effect in all material respects, and are valid, binding and enforceable by the Company in accordance with their respective terms, subject to the effect of applicable bankruptcy and other similar laws affecting the rights of creditors generally, and rules of law concerning equitable remedies and no event of default, and no event which, with the passing of time or the giving of notice, or both, would constitute an event of default has occurred or is continuing under any such contract, agreement or instrument.

     (p) Brokers' Fees. The Company has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents commissions or any similar charges in connection with the Warrant Agreement or any other transaction contemplated thereby.

     (q) Untrue, Misleading Statements. No representation or warranty of the Company contained in the Agreement, and this Warrant Agreement or any certificate or exhibit furnished or to be furnished to Warrantholder pursuant thereto or in connection with the transactions contemplated thereby (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading.

     (r) Indebtedness to Employees and Shareholders. The Company is not indebted to any employee, shareholder, officer or director of the Company, and no such employee, shareholder, officer or director is indebted to the Company.

     10. REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER. This Warrant Agreement has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder, which by its execution hereof the Warrantholder hereby confirms:

     (a) Investment Purpose. The right to acquire Preferred Stock or the Preferred Stock issuable upon exercise of the Warrantholder's rights contained herein will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

     (b) Private Issue. The Warrantholder understands (i) that the Preferred Stock issuable upon exercise of the Warrantholder's rights contained herein is not registered under the 1933 Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant Agreement will be exempt from the registration and qualifications requirements thereof, and
(ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 10.

     (c) Disposition of Warrantholder's Rights. In no event will the Warrantholder make a disposition of any of its rights to acquire Preferred Stock or Preferred Stock issuable upon exercise of such rights unless and until (i) it shall have notified the Company of the proposed disposition, and (ii) if requested by the Company, it shall have furnished the Company with an opinion of counsel (which counsel may either be inside or outside counsel to the Warrantholder) satisfactory to the Company and its counsel to the effect that
(A) appropriate action necessary for compliance with the 1933 Act has been taken, or (B) an exemption from the registration requirements of the 1933 Act is available.

Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights to acquire Preferred Stock or Preferred Stock issuable on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, and shall terminate as to any particular share of Preferred Stock when (1) such security shall have been effectively registered under the 1933 Act and sold by the holder thereof in accordance with such registration or (2) such security shall have been sold without registration in compliance with Rule 144 under the 1933 Act, or (3) a letter shall have been issued to the Warrantholder at its request by the staff of the Securities and Exchange Commission or a ruling shall have been issued to the Warrantholder at its request by such Commission stating that no action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the 1933 Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Warrantholder or holder of a share of Preferred Stock then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for the Warrant or for such shares of Preferred Stock not bearing any restrictive legend.

     (d) Financial Risk. The Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to bear the economic risks of its investment.

     (e) Risk of No Registration. The Warrantholder understands that if the Company does not register with the Securities and Exchange Commission pursuant to Section 12 of the 1933 Act, or file reports pursuant to Section 15(d), of the Securities Exchange Act of 1934 (the "1934 Act"), or if a registration statement covering the securities under the 1933 Act is not in effect when it desires to sell (i) the rights to purchase Preferred Stock pursuant to this Warrant Agreement, or (ii) the Preferred Stock issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period. The Warrantholder also understands that any sale of its rights of the Warrantholder to purchase Preferred Stock or Preferred Stock which might be made by it in reliance upon Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that Rule.

     11. Registration Rights. Warrantholder and Company agree that all shares of Preferred Stock subject to the Warrant Agreement shall have the same registration rights and be subject to the same terms and conditions with respect to the registration and sale of such stock as possessed by the Series A Preferred Shareholders as provided for in the Second Investors Rights Agreement dated

April 15, 1991, by and among the Company and those certain Purchasers identified therein, attached hereto as Exhibit II.

     12. TRANSFERS. Subject to the terms and conditions contained in Section 10 hereof, this Warrant Agreement and all rights hereunder are transferable in whole or in part by the Warrantholder and any successor transferee, provided, however, that in no event shall the number of transfers of the rights and interests in all of the Warrants exceed three (3) transfers. The transfer shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit III (the "Transfer Notice"), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.

     13. MISCELLANEOUS.

     (a) Effective Date. The provisions of this Warrant Agreement shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof. This Warrant Agreement shall be binding upon any successors or assigns of the Company.

     (b) Attorney's Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder relating hereto, the prevailing party shall be entitled to attorneys' fees and expenses and all costs of proceedings incurred in enforcing this Warrant Agreement.

     (c) Governing Law. This Warrant Agreement shall be governed by and construed for all purposes under and in accordance with the laws of the State of Illinois.

     (d) Counterparts. This Warrant Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (e) Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Warrant Agreement are for convenience and are not to be considered in construing this Agreement.

     (f) Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail, by registered or certified mail, addressed
(i) to the Warrantholder at 6111 N. River Road, Rosemont, Illinois 60018, attention: Jim Labe, President Venture Leasing, cc: Legal Department, and (ii) to the Company at 379 Thornall Street, Edison, New Jersey 08820, or at such other address as any such party may subsequently designate by written notice to the other party.

     (g) Specific Performance. The Company recognizes and agrees that the Warrantholder will not have an adequate remedy if the

Company fails to comply with this Agreement and that damages will not be readily ascertainable, and the Company expressly agrees that, in the event of such failure, it shall not oppose an application by the Warrantholder or any other person entitled to the benefit of this Agreement requiring specific performance of any or all provisions hereof or enjoining the Company from continuing to commit any such breach of this Agreement.

     (h) Survival. The representations, warranties, covenants and conditions of the respective parties contained herein or made pursuant to this Warrant Agreement shall survive the execution and delivery of this Warrant Agreement.

     (i) Severability. In the event any one or more of the provisions of this Warrant Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

     (j) Amendments. Any provision of this Warrant Agreement may be amended by a written instrument signed by the Company and by the Warrantholder.

     (k) Additional Documents. The Company, upon execution of this Warrant Agreement, shall provide the Warrantholder with certified resolutions and shall also supply such other documents as the Warrantholder may from time to time reasonably request.

     IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed by its officers thereunto duly authorized.




Dated: October 28, 1993                       Company:

                                              DIGITRAN CORPORATION


                                              By:
                                                    ----------------------------
                                              Title:
                                                    ----------------------------


                                              Warrantholder:

                                              COMDISCO, INC.


                                              By:
                                                    ----------------------------
                                              Title:
                                                    ----------------------------

                                    Exhibit I

                               NOTICE OF EXERCISE


To:


(1) The undersigned Warrantholder hereby elects to purchase ________ shares of the Preferred Stock of __________________, pursuant to the terms of the Warrant Agreement dated the _____ day of __________, 19__ (the "Warrant Agreement") between ____________________ and the Warrantholder, and tenders herewith payment of the purchase price for such shares in full, together with all applicable transfer taxes, if any.

(2) In exercising its rights to purchase the Preferred Stock of _________________________, the undersigned hereby confirms and acknowledges the investment representations and warranties made in Section 11 of the Warrant Agreement.

(3) Please issue a certificate or certificates representing said shares of Preferred Stock in the name of the undersigned or in such other name as is specified below.



                                ------------------------------
                                         (Name)


                                ------------------------------
                                         (Address)


                                Warrantholder: COMDISCO, INC.

                                By:
                                   ---------------------------

                                Title:
                                      ------------------------

                                Date:
                                     -------------------------

                           ACKNOWLEDGEMENT OF EXERCISE



     The undersigned ________________________, hereby acknowledges receipt of the "Notice of Exercise" from Comdisco, Inc., to purchase ________ shares of the Preferred Stock, of ______________, pursuant to the terms of the Warrant Agreement, and further acknowledges that ___________________ shares remain subject to purchase under the terms of the Warrant Agreement.



                                Company:

                                By:
                                   ---------------------------

                                Title:
                                      ------------------------

                                Date:
                                     -------------------------

                                   Exhibit III

                                 TRANSFER NOTICE


(To transfer or assign the foregoing Warrant Agreement execute this form and supply required information. Do not use this form to purchase shares.)


FOR VALUE RECEIVED, the foregoing Warrant Agreement and all rights evidenced thereby are hereby transferred and assigned to


- --------------------------------------------------------------------------------
                      (Please Print)

whose address is
                ----------------------------------------------------------------



                  Dated
                       --------------------------

                  Holder's Signature
                                    --------------------------------------------

                  Holder's Address
                                  ----------------------------------------------




Signature Guaranteed:
                     ---------------------------------------------------------



NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Warrant Agreement, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant Agreement.